Exhibit 99.1 Press Release dated July 21, 2016

Citizens First Corporation Announces Second Quarter 2016 Results

NEWS For Immediate Release
Contact: Todd Kanipe, CEO tkanipe@citizensfirstbank.com Steve Marcum, CFO smarcum@citizensfirstbank.com Citizens First Corporation 1065 Ashley Street, Suite 150 Bowling Green, KY 42103 270.393.0700

•	Increase in earnings per share of 20% compared to second quarter 2015
•	Increase in net income of 19.5% compared to second quarter 2015
•	Net interest margin of 3.92%, up from 3.85% in second quarter of 2015
•	Non-performing assets down 79% from the second quarter of 2015

BOWLING GREEN, KY, July 21, 2016 – Citizens First Corporation (NASDAQ: CZFC) today reported results for the quarter and six months ending June 30, 2016, which include the following:

For the quarter ended June 30, 2016, the Company reported net income of $1,074,000, or $0.42 per diluted common share.  This represents an increase of $175,000, or $0.07 per diluted common share, from $899,000, or $0.35 per diluted common share, for the quarter ended June 30, 2015.  Todd Kanipe, President & CEO of Citizens First commented, “Improved loan growth and margin in the second quarter combined with low credit costs increased EPS 20% from the same quarter a year ago.”

For the six months ended June 30, 2016, net income totaled $1.98 million, or $0.78 per diluted common share.  This represents an increase of $298,000, or $0.14 per diluted common share, from the net income of $1.68 million in the first six months of the previous year.

Income Statement Second Quarter 2016 Compared to Second Quarter 2015

Net interest income increased $121,000, or 3.2%, as the volume of earning assets increased from the prior year.  The Company’s net interest margin was 3.92% for the quarter ended June 30, 2016, and 3.85% for the quarter ended June 30, 2015, an increase of 7 basis points.  The Company’s net interest margin increased due to a decline in the cost of average interest-bearing liabilities.

The provision for loan losses decreased $205,000 from the second quarter in the prior year due to the continued reduction in non-performing assets.

Non-interest income increased $6,000, or 0.7%, primarily due to gains on the sale of securities, offset by a decline in lease income.

Non-interest expense increased $51,000, or 1.6%, primarily due to an increase in personnel expenses as a result of normal salary adjustments, partially offset by a reduction in professional fees.

Income Statement Current Year Compared to Prior Year

Net interest income increased $322,000, or 4.3%, as the volume of earning assets increased from the prior year.  The Company’s net interest margin was 3.93% for the six months ended June 30, 2016, and 3.84% for the six months ended June 30, 2015, an increase of 9 basis points.  The Company’s net interest margin increased due to an increase in the yield on average earning assets coupled with a decline in the cost of average interest-bearing liabilities.

Non-interest income increased $91,000, or 6.0%, primarily due to gains on the sale of securities and gains on sale of mortgage loans, offset by a decline in lease income.

Non-interest expense increased $218,000, or 3.4%, primarily due to an increase in personnel expenses, which were a result of normal salary adjustments.

Credit Quality

Non-performing assets totaled $265,000, or 0.06% of total assets, at June 30, 2016 compared to $1.2 million, or 0.29% of total assets at June 30, 2015, a decrease of $985,000.

The allowance for loan losses at June 30, 2016 was $4.9 million, or 1.43% of total loans, compared to $4.9 million, or 1.49% of total loans as of December 31, 2015.  We consider the size, volume and credit quality of the loan portfolio as well as recent economic and other external influences to record the allowance for loan losses and provision for loan losses that is directionally consistent with our loan portfolio.

Balance Sheet

Total assets at June 30, 2016 were $438.3 million compared to $432.2 million at December 31, 2015.  Total assets increased $6.1 million, or 1.4%, from December 31, 2015 to June 30, 2016 due to a growth in loans, partially offset by a decline in fed funds and securities.

Loans increased $16.2 million, or 4.9%, from December 31, 2015 to June 30, 2016.  Deposits decreased $17.0 million, or 4.6%, from December 31, 2015 to June 30, 2016.  The decrease in deposits was offset by an increase in borrowings of $21 million.  The reduction in deposits was primarily due to maturing time deposits that were not renewed in favor of lower cost borrowings.

Stockholders’ equity increased to $41.4 million at June 30, 2016 from $39.5 million at December 31, 2015.  The common equity and tangible common equity ratios were 7.80% and 6.88%, respectively, as of June 30, 2016 compared to 7.37% and 6.43%, respectively, at December 31, 2015.  The book value and tangible book value per common share ratios were $17.09 and $14.93, respectively, at June 30, 2016 compared to $16.18 and $13.97, respectively, at December 31, 2015.

About Citizens First Corporation

Citizens First Corporation is a bank holding company headquartered in Bowling Green, Kentucky and established in 1999.  The Company has branch offices located in Barren, Hart, Simpson and Warren Counties in Kentucky, and a loan production office in Williamson County, Tennessee.  Additional information concerning our products and services is available at www.citizensfirstbank.com.

Forward-Looking Statements

Statements in this press release relating to Citizens First Corporation's plans, objectives, expectations or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based upon the Company’s current expectations, but are subject to certain risks and uncertainties that may cause actual results to differ materially.  Among the risks and uncertainties that could cause actual results to differ materially are current and future economic and business conditions; possible changes in trade, monetary, and fiscal policies, as well as legislative and regulatory changes; changes in the interest rate environment and our ability to effectively manage interest rate risk and other market risk, credit risk and operational risk; changes in the quality or composition of our loan or investment portfolios; increases in our nonperforming assets, or our inability to recover or absorb losses created by such nonperforming assets; and other factors described in the reports filed by the Company with the Securities and Exchange Commission could also impact current expectations.

Consolidated Financial Highlights (Unaudited) Consolidated Statement of Condition

	(In Thousands, Except Share Data and ratios)
	June 30, 2016	December 31, 2015	December 31, 2014
Assets
Cash and due from financial institutions	$6,259	$8,865	$7,962
Federal funds sold	1,095	6,390	3,360
Interest-bearing deposits in other financial institutions	2,728	2,728	-
Available-for-sale securities	58,541	60,200	58,986
Loans held for sale	118	-	-
Loans.	347,013	330,782	318,477
Allowance for loan losses	(4,949)	(4,916)	(4,885)
Premises and equipment, net	9,543	9,998	10,758
Bank owned life insurance (BOLI)	8,262	8,174	7,993
Federal Home Loan Bank (FHLB) stock, at cost	2,025	2,025	2,025
Accrued interest receivable	1,536	1,680	1,527
Deferred income taxes	1,177	1,328	1,479
Goodwill and other intangible assets	4,327	4,362	4,433
Other real estate owned	66	100	198
Other assets	514	465	501
Total Assets	$438,255	$432,181	$412,814
Liabilities
Deposits
Noninterest bearing	$49,623	$48,522	$41,975
Savings, NOW and money market	163,951	168,335	148,935
Time	139,859	153,531	150,874
Total deposits	353,433	370,388	341,784
FHLB advances and other borrowings	36,000	15,000	25,500
Subordinated debentures	5,000	5,000	5,000
Accrued interest payable	223	213	231
Other liabilities	2,152	2,056	1,851
Total Liabilities	396,808	392,657	374,366
Stockholders’ Equity
6.5% Cumulative convertible preferred stock.	7,261	7,659	7,659
Common stock	25,862	25,406	27,072
Retained earnings ..	7,876	6,304	3,373
Accumulated other comprehensive income	448	155	344
Total stockholders’ equity	41,447	39,524	38,448
Total liabilities and stockholders’ equity	$438,255	$432,181	$412,814

Consolidated Financial Highlights (Unaudited) Consolidated Statement of Income
	Three months ended
	(In Thousands, Except Per Share Data and ratios)
	June 30, 2016	March 31, 2016	Dec 31, 2015	Sept 30, 2015	June 30, 2015

Interest and dividend income	$4,536	$4,476	$4,494	$4,415	$4,469
Interest expense	624	613	623	662	678
Net interest income	3,912	3,863	3,871	3,753	3,791

Provision (credit) for loan losses	(85)	-	(65)	-	120

Non-interest income
Service charges on deposit accounts	339	325	360	386	358
Other service charges and fees	179	164	260	187	176
Gain on sale of mortgage loans	91	77	63	60	79
Non-deposit brokerage fees	75	72	82	103	87
Lease income.	49	45	43	59	70
BOLI income	44	44	45	45	46
Gain on sale of securities	55	51	68	-	10
Total non-interest income	832	778	921	840	826

Non-interest expenses:
Personnel expense	1,676	1,784	1,648	1,650	1,589
Net occupancy expense	492	483	464	495	493
Advertising and public relations	98	61	80	75	123
Professional fees	137	180	176	183	187
Data processing services	263	256	262	262	238
Franchise shares and deposit tax	132	132	96	146	145
FDIC insurance	59	59	61	61	63
Other real estate owned expenses	23	1	52	6	29
Loss on branch disposal	27	-	-	262	-
Other	390	414	380	390	379
Total non-interest expenses	3,297	3,370	3,219	3,530	3,246

Income before income taxes	1,532	1,271	1,638	1,063	1,251
Income taxes	458	366	487	288	352
Net income	1,074	905	1,151	775	899
Dividends on preferred stock	123	124	131	131	130
Net income available for common stockholders	$951	$781	$1,020	$644	$769
Basic earnings per common share	$0.48	$0.39	$0.52	$0.33	$0.39
Diluted earnings per common share	$0.42	$0.36	$0.45	$0.31	$0.35

Consolidated Financial Highlights (Unaudited) Key Operating Statistics
	Three months ended
	(In Thousands, Except Per Share Data and ratios)
	June 30, 2016	March 31, 2016	Dec 31, 2015	Sept 30, 2015	June 30, 2015
Average:
Assets	$439,081	$433,143	$430,174	$428,331	$434,003
Earning Assets	409,722	402,638	399,055	396,906	403,814
Loans	338,456	333,000	329,131	319,053	319,758
Interest-bearing deposits	311,084	320,363	316,979	321,643	327,010
Deposits	360,209	367,397	365,401	366,627	370,820
Borrowed funds	35,868	23,394	23,179	20,696	23,022
Equity	40,912	40,156	39,181	38,516	38,180
Common equity	33,651	32,831	31,522	30,857	30,521

Return on average assets	0.98%	0.84%	1.06%	0.72%	0.83%
Return on average equity	10.56%	9.06%	11.66%	7.97%	9.44%

Efficiency ratio	69.15%	72.15%	66.91%	75.43%	69.14%
Non-interest income to average assets	0.76%	0.72%	0.85%	0.78%	0.76%
Non-interest expenses to average assets	3.02%	3.13%	2.97%	3.27%	3.00%
Net overhead to average assets	2.26%	2.41%	2.12%	2.49%	2.24%
Yield on loans	4.95%	4.96%	4.97%	5.04%	5.15%
Yield on investment securities (TE)	2.77%	2.77%	2.84%	2.79%	2.85%
Yield on average earning assets (TE)	4.53%	4.55%	4.55%	4.50%	4.53%
Cost of average interest bearing liabilities	0.72%	0.72%	0.73%	0.77%	0.78%
Net interest margin (TE)	3.92%	3.94%	3.94%	3.84%	3.85%
Number of FTE employees	96	98	98	98	99

Asset Quality Indicators:
Non-performing loans to total loans	0.06%	0.18%	0.16%	0.25%	0.33%
Non-performing assets to total assets	0.06%	0.16%	0.15%	0.24%	0.29%
Allowance for loan losses to total loans	1.43%	1.53%	1.49%	1.53%	1.59%
YTD net charge-offs (recoveries) to average loans, annualized	(0.07%)	(0.15%)	0.03%	0.03%	0.06%
YTD net charge-offs (recoveries)	(119)	(128)	104	64	102

Consolidated Financial Highlights (Unaudited) Consolidated Statement of Income
	Six months ended
	(In Thousands, Except Per Share Data and ratios)
	June 30, 2016	June 30, 2015

Interest and dividend income	$9,012	$8,775
Interest expense	1,237	1,322
Net interest income	7,775	7,453

Provision (credit) for loan losses	(85)	200

Non-interest income
Service charges on deposit accounts	664	675
Other service charges and fees	343	311
Gain on sale of mortgage loans	168	110
Non-deposit brokerage fees	147	179
Lease income	94	143
BOLI income	88	91
Gain on sale of securities	106	10
Total non-interest income	1,610	1,519

Non-interest expenses:
Personnel expense	3,460	3,237
Net occupancy expense	975	1,021
Advertising and public relations	159	175
Professional fees	317	351
Data processing services	519	477
Franchise shares and deposit tax	264	291
FDIC insurance	118	122
Other real estate owned expenses	24	36
Loss on branch disposal	27	-
Other	804	739
Total non-interest expenses	6,667	6,449

Income before income taxes	2,803	2,323
Income taxes	824	642
Net income	1,979	1,681
Dividends on preferred stock	247	258
Net income available for common stockholders	$1,732	$1,423
Basic earnings per common share	$0.87	$0.72
Diluted earnings per common share	$0.78	$0.64

Consolidated Financial Highlights (Unaudited) Key Operating Statistics
	Six months ended
	(In Thousands, Except Per Share Data and ratios)
	June 30, 2016	June 30, 2015
Average:
Assets	$436,112	$431,122
Earning Assets	406,181	400,883
Loans	335,728	320,390
Interest-bearing deposits	315,724	321,813
Deposits	363,803	365,559
Borrowed funds	29,631	24,983
Equity	40,534	38,602
Common equity	33,241	30,943

Return on average assets	0.91%	0.79%
Return on average equity	9.82%	8.78%

Efficiency ratio	70.63%	70.59%
Non-interest income to average assets	0.74%	0.71%
Non-interest expenses to average assets	3.07%	3.02%
Net overhead to average assets	2.33%	2.31%
Yield on loans	4.95%	5.07%
Yield on investment securities (TE)	2.77%	2.87%
Yield on average earning assets (TE)	4.54%	4.50%
Cost of average interest bearing liabilities	0.72%	0.77%
Net interest margin (TE)	3.93%	3.84%

Consolidated Financial Highlights (Unaudited)
	(In Thousands, Except Share Data and ratios)
Consolidated Capital Ratios	June 30, 2016	December 31, 2015	December 31, 2014

Total shareholders’ equity to total assets ratio	9.46%	9.15%	9.31%
Tangible equity ratio (1)	8.55%	8.22%	8.33%
Common equity ratio	7.80%	7.37%	7.46%
Tangible common equity ratio (1)	6.88%	6.43%	6.45%
Book value per common share	$17.09	$16.18	$15.64
Tangible book value per common share (1)	$14.93	$13.97	$13.39
End of period common share closing price	$14.24	$13.74	$11.90

(1)
The tangible equity ratio, tangible common equity ratio and tangible book value per common share, while not required by accounting principles generally accepted in the United States of America (GAAP), are considered critical metrics with which to analyze banks.  The ratio and per share amount have been included to facilitate a greater understanding of the Company’s capital structure and financial condition.  See the Regulation G Non-GAAP Reconciliation table for reconciliation of this ratio and per share amount to GAAP.

	(In Thousands, Except Share Data and ratios)
Regulation G Non-GAAP Reconciliation:	June 30, 2016	December 31, 2015	December 31, 2014

Total shareholders’ equity (a)	$41,447	$39,524	$38,448
Less:
Preferred stock	(7,261)	(7,659)	(7,659)
Common equity (b)	34,186	31,865	30,789
Goodwill	(4,097)	(4,097)	(4,097)
Intangible assets	(230)	(265)	(336)
Tangible common equity (c)	29,859	27,503	26,356
Add:
Preferred stock	7,261	7,659	7,659
Tangible equity (d)	37,120	35,162	34,015

Total assets (e)	438,255	432,181	412,814
Less:
Goodwill	(4,097)	(4,097)	(4,097)
Intangible assets	(230)	(265)	(336)
Tangible assets (f)	$433,928	$427,819	$408,381
Shares outstanding (in thousands) (g)	2,000	1,969	1,969

Book value per common share (b/g)	$17.09	$16.18	$15.64
Tangible book value per common share (c/g)	$14.93	$13.97	$13.39

Equity to assets ratio (a/e)	9.46%	9.15%	9.31%
Tangible equity ratio (d/f)	8.55%	8.22%	8.33%
Common equity ratio (b/e)	7.80%	7.37%	7.46%
Tangible common equity ratio (c/f)	6.88%	6.43%	6.45%